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                                                               Exhibit 99.3


                      CONSENT OF ROBERTSON STEPHENS, INC.


         We hereby consent to the use of and reference to our opinion dated May 22, 2001 to the Board of Directors of C-bridge Internet Solutions, Inc. in the proxy statement/prospectus included in this Registration Statement on Form S-4 of eXcelon Corporation (the "Registration Statement"). In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                             ROBERTSON STEPHENS, INC.

                                             /s/ ROBERTSON STEPHENS, INC.
                                             ----------------------------

                                             San Francisco, CA
                                             June 12, 2001